Exhibit 10.9

CHANGE IN CONTROL, CONFIDENTIALITY

AND NONCOMPETITION AGREEMENT

THIS CHANGE IN CONTROL, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT is made and entered into this _____ day of December, 2008, by and between BAR HARBOR BANKSHARES, a Maine corporation with its headquarters located in Bar Harbor, Maine (hereinafter "the Company"), and GERALD SHENCAVITZ, a resident of Mount Desert, Maine (hereinafter "the Executive").

W I T N E S S E T H:

WHEREAS, Bar Harbor Banking and Trust Company is a wholly-owned subsidiary of Bar Harbor Bankshares; and

WHEREAS, the Executive is an employee of the Company; and

WHEREAS, the Company wishes to retain the services of the Executive; and

WHEREAS, the Executive and the Company entered into a change in control, confidentiality and noncompetition agreement dated November 7, 2003; and

WHEREAS, the Executive and the Company wish to amend and restate such change in control, confidentiality and noncompetition agreement so that the provisions of this Agreement will supersede the change in control, confidentiality and noncompetition agreement dated November 7, 2003.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. DEFINITIONS.

1.1. Bank shall mean Bar Harbor Banking and Trust Company.

1.2. Base Compensation shall mean the annual base salary payable by the Company to the Executive, excluding any bonuses, incentive compensation and other forms of additional compensation.

1.3. Cause shall be deemed to exist only in the event the Executive is convicted by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Executive in his relationship with the Company or the Bank.

1.4. Change in Control shall mean the occurrence of any one of the following events:

(a) Any person, including a group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bar Harbor Bankshares representing more than fifty percent (50%) of the combined voting power of Bar Harbor Bankshares' then outstanding securities, other than as a result of an issuance of securities initiated by Bar Harbor Bankshares in the ordinary course of its business; or

(b) Bar Harbor Bankshares is party to a Business Combination (as hereinafter defined) unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of Bar Harbor Bankshares' outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination; or

(c) The stockholders of Bar Harbor Bankshares approve a plan of complete liquidation of Bar Harbor Bankshares or an agreement for the sale or disposition by Bar Harbor Bankshares of all or substantially all of Bar Harbor Bankshares' assets to another person or entity that is not a wholly owned subsidiary of Bar Harbor Bankshares.

For purposes of this Section 1.4, a Business Combination means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.

For purposes of this Section 1.4, a Change in Control shall exclude any internal corporate change, reorganization or other such event, which occurred prior to or may occur following the date of this Agreement.

1.5. Code shall mean the Internal Revenue Code of 1986, as amended, and as it may be amended from time to time, together with the rules and regulations promulgated under such code.

1.6. Company shall mean Bar Harbor Bankshares.

1.7. Date of Termination shall mean:

(a) If the Executive incurs a separation from service for Disability, thirty (30) days after Notice of Termination for Disability is given by the Company to the Executive and the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period;

(b) If the Executive's service is separated by the Company for Cause or by the Executive for Good Reason, the date on which the Executive separates from service with the Company; and

(c) If the Executive incurs a separation from service for any other reason, the date on which the Executive separates from service with the Company.

Whether the Executive has incurred a separation from service is determined based on whether the facts and circumstances indicate that the Company and the Executive reasonably anticipated that no further services would be performed after a certain date.

1.8. Disability shall mean a condition: (a) which causes the Executive to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months; or (b) which results in his receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. Disability shall be deemed to exist only when the disability has been certified to the Board of Directors of the Company by a licensed physician approved by the Board of Directors of the Company.

1.9. Good Reason shall mean one or more of the following events arising without the consent of the Executive:

(a)   a material diminution in the Executive’s Base Compensation;

(b) a material diminution in the Executive’s authority, duties or responsibilities;

(c) a material diminution in the authority, duties or responsibilities of the person to whom the Executive is required to report;

(d) a material diminution in the budget over which the Executive retains authority;

(e) a material change in the geographic location at which the Executive must perform his services; or

(f) any other action or inaction that constitutes a material breach by the Company of the Agreement or any other agreement under which the Executive provides services.

In order for a separation from service to occur for Good Reason, the separation from service must occur within two years following the initial existence of the event constituting Good Reason.

1.10. Notice of Termination shall mean the notice provided pursuant to Section 3.

2. SEVERANCE BENEFITS.

In the event that: (a) the Company separates the Executive's service other than as a result of Disability and other than for Cause, or the Executive separates his service for Good Reason; and (b) the Executive's separation from service occurs in anticipation of or after a Change in Control, then the Company shall pay the Executive the severance benefits described in this Section 2. The Executive's separation from service shall be deemed to be in anticipation of a Change in Control if it occurs within the twelve (12) month period prior to the occurrence of the Change in Control.

The severance benefits described in this Section 2 shall equal the following:

(a) The Executive shall receive a lump sum severance payment equal to 1.5 times the Executive's Base Compensation, determined as of the Date of Termination. The lump sum severance payment shall be paid on the fifth business day following the Executive’s Date of Termination.

(b) The Executive and his dependents shall continue to be eligible to receive the same medical, health, dental and life insurance benefits which the Executive is eligible to receive on the Date of Termination. The Executive shall be required to make the same premium contributions that he was required to make immediately prior to the Date of Termination. The ability of the Executive and his dependents to receive such benefits shall continue for the period during which the Executive would be entitled to continue coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(c) In the event of a Change in Control, all stock options granted but unexercised under the Bar Harbor Bankshares and Subsidiaries Incentive Stock Option Plan of 2000 or any other equity plan shall become 100% vested immediately prior to such Change of Control. These grants will remain subject to all of the other terms and conditions of the Bar Harbor Bankshares and Subsidiaries Incentive Stock Option Plan of 2000 or any other equity plan.

The Executive shall not be required to mitigate the amount of any severance benefits described in this Section 2 by seeking other employment.

3. NOTICE OF TERMINATION.

Any separation of the Executive's service by the Company due to Disability or for Cause, or by the Executive due to Good Reason, shall be communicated by written Notice of Termination to the other party. A Notice of Termination must indicate the specific provisions in this Agreement which are relied upon as the basis for the separation of the Executive's service, and must also set forth in reasonable detail the facts and circumstances claimed to provide the basis for such separation from service under the provisions so indicated.

Notwithstanding the above, in order for the Executive to separate from service with the Company for Good Reason, the Executive must provide the Notice of Termination to the Company no later than ninety (90) days after the date of the initial occurrence of the condition or conditions alleged to give rise to Good Reason. In addition, the Executive must provide the Company a period of at least thirty (30) days during which the Company can remedy the condition or conditions alleged to give rise to Good Reason and not be required to pay the amounts described in Section 2.

4. LOSS OF SEVERANCE BENEFITS.

If the Company shall separate the Executive's service due to Disability or for Cause, or if the Executive shall separate his service other than for Good Reason, or if the Executive shall die, then the Executive shall have no right to receive any severance benefits under this Agreement.

5. NO OTHER BENEFITS PAYABLE.

(a) If the Executive is entitled to receive the severance benefits described in Section 2 of this Agreement, he shall not be entitled to receive: (i) any severance benefits under the terms of any general severance pay policy or plan of the Company or the Bank; or (ii) any other compensation, benefits or payments under the terms of any other plan of, or agreement with, the Company or the Bank.

(b) Notwithstanding the above, the Executive shall be entitled to receive any compensation, benefits or payments which are specifically authorized by the terms of any plan of, or agreement with, the Company or the Bank to be paid in addition to the severance benefits described in Section 2 of this Agreement. Moreover, notwithstanding the above, the Executive shall be entitled to receive, in addition to the severance benefits described in Section 2 of this Agreement, any compensation, benefits or payments which the Executive is entitled to receive under: (i) the Bar Harbor Bankshares Supplemental Executive Retirement Plan or the Bar Harbor Bankshares Supplemental Executive Retirement Plan – Code Section 409A; (ii) any incentive compensation plan maintained by the Company or the Bank which provides for payment to a separated employee of incentive compensation earned by the employee prior to his or her separation from service; or (iii) any payroll plan or policy of the Company or the Bank which provides for payment to a separated employee of any unpaid vacation, holiday or sick pay accrued by the employee prior to his or her separation from service.

6. CERTAIN ADDITIONAL PAYMENTS BY THE EMPLOYER.

(a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution made at any time by the Company or to or for the benefit of the Executive (whether paid or payable, or distributed or distributable, pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment"). The Gross-Up Payment shall equal such an amount that, after payment by the Executive of all taxes (including, without limitation, any federal, state or local income taxes, Social Security taxes and Medicare taxes, and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

Notwithstanding the foregoing provisions of this Section 6(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

(b) Subject to the provisions of Section 6(d), all determinations required to be made under this Section 6 (including, without limitation, whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination) shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and to the Executive within fifteen (15) business days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Executive within five (5) business days after the Company’s receipt of the Accounting Firm's determination, but in no event later than the end of the calendar year following the calendar year in which the Executive remits the Excise Tax to the appropriate taxing authority. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

(c) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(d) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Company shall thereafter remit such Underpayment to the Executive promptly, but in no event later than the end of the calendar year following the calendar year in which the Executive remits the Excise Tax to the appropriate taxing authority.

(d) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than ten (10) business days after the Executive is informed in writing of such claim. The notification shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order effectively to contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or other taxes (including interest and penalties with respect thereto) imposed as a result of such representation and the payment of any costs and expenses. Without limitation on the foregoing provisions of this Section 6(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute any such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other taxes (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(e) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(d), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(d), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

7. SUCCESSORS.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Each such successor shall execute a written agreement evidencing its assumption of the Company's obligations under this Agreement prior to the effective date of any such purchase, merger, consolidation or other transaction.

(b) The failure of the Company to obtain from each successor the written agreement described in Section 7(a) shall be deemed to be a material breach of the obligations of the Company under this Agreement, and shall entitle the Executive to incur a separation from service for Good Reason pursuant to Section 1.09(f).

(c) As used in this Section 7, the Company shall include the Company, the Bank, and any successor to all or substantially all of the business and/or assets of any of them (whether direct or indirect, by purchase, merger, consolidation or otherwise) which executes and delivers the written agreement described in Section 7(a) or which otherwise becomes bound by all the terms and provisions of this Agreement.

8. CONFIDENTIAL INFORMATION, NON-COMPETITION OBLIGATIONS, AND NON-SOLICITATION.

(a) Confidential Information

The Executive recognizes and acknowledges that certain assets of the Company, the Bank, or any of their affiliates or subsidiaries constitutes Confidential Information.

For purposes hereof, the term "Confidential Information" means any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company, the Bank or any of their subsidiaries or affiliates, or the business of their customers, provided to the Executive, or which the Executive obtained or compiled or had obtained or compiled on his behalf, which information or compilations of information are not a matter of public record or generally known to the public, including without limitation:

(i) financial information regarding the Company, the Bank, or any of their subsidiaries or affiliates;

(ii) personnel data, including compensation arrangements relating to the Executive or any other employees of the Company, the Bank, or any of their subsidiaries or affiliates;

(iii) internal plans, practices, and procedures of the Company, the Bank or any of their subsidiaries or affiliates;

(iv) the names, portfolio information, investment strategies, requirements, lending or deposit information, or any similar information of any customers, clients, or prospects of the Company, the Bank, or any of their subsidiaries or affiliates;

(v) business methods and marketing strategies of the Company, the Bank, or any of their subsidiaries or affiliates;

(vi) any other information expressly deemed confidential by the officers and directors of the Company, the Bank, or any of their subsidiaries or affiliates; and

(viii) the terms and conditions of the Agreement and any documents or instruments executed in connection herewith that are not of public record.

The Executive shall not, without the prior written consent of the Company, the Bank, or any of their subsidiaries or affiliates, use or disclose, or negligently permit any unauthorized person to use, disclose, or gain access to, any Confidential Information.

Upon termination of employment, the Executive hereby agrees to deliver promptly to the Company, the Bank, or any of their subsidiaries or affiliates all memoranda, notes, records, manuals, or other documents, including all copies of such materials, containing Confidential Information, whether made or compiled by the Executive or furnished to him from any source by virtue of the Executive's relationship with the Company, the Bank, or any of their subsidiaries or affiliates.

Regardless of the reason for his cessation of employment, the Executive will furnish such information as may be in the Executive's possession and cooperate with the Company, the Bank, or any of their affiliates or subsidiaries as may reasonably be requested in connection with any claims or legal actions in which the Company, the Bank, or any of their subsidiaries or affiliates are or may become a party. The Company will reimburse the Executive for any reasonable out-of-pocket expenses the Executive incurs in order to satisfy his obligations under this clause.

(b) Non-Competition Obligations

In consideration of the covenants of the Company contained herein, the Executive covenants and agrees with the Company that, during the " Non-Compete Period" (as hereinafter defined) and within a one hundred fifty (150) "air" mile radius from Bar Harbor, Maine, the Executive shall not without specific written approval, directly or indirectly:

(i) engage in any insurance, brokerage, trust, banking, or other financial services as an owner, employee, consultant, representative, or in any other capacity;

(ii) directly or indirectly request or advise any past, present, or future customers of the Company, the Bank or any of their subsidiaries or affiliates to withdraw, curtail, or cancel his or her or its business with the Company, the Bank, or any of their subsidiaries or affiliates;

(iii) directly or indirectly cause, suggest, or induce others to call on any past, present, or future customers of the Company, the Bank or any of their affiliated entities; or

(iv) canvas, solicit, or accept any business on behalf of any other bank, insurance agency, trust, or other financial services business, other than the Company, the Bank or any of their affiliated entities, from any past or present customer of the Company, the Bank or any of their affiliated entities.

The "Non-Compete Period" shall commence on the date hereof and terminate one year after the cessation of the Executive's employment with the Company and all of its affiliates, regardless of reason, whether or not pursuant to this Agreement.

(c) Non-Solicitation of Employees

While employed by the Company, and for one year following cessation of his employment with the Company and all of its affiliates for any reason, the Executive shall not, directly or indirectly, by any means or device whatsoever, for himself or on behalf of, or in conjunction with, any other person, partnership or corporation, solicit, entice, hire, or attempt to hire or employ any employee of the Company, the Bank or any of their affiliated entities.

During this Agreement, the Executive shall not interview or negotiate employment with, or accept employment from, a competitor in the market area described in Section 8(b) above except with the written consent of the Company.

9. REFORMATION; INJUNCTIVE RELIEF.

(a) All the parties hereto acknowledge that the parties have carefully considered the nature and scope of this Agreement. The activities, period and area covered by Section 8 are expressly acknowledged and agreed to be fair, reasonable and necessary. To the extent that any covenant contained in Section 8 is held to be invalid, illegal or unenforceable because of the extent of activities, duration of such covenant, the geographic area covered thereby, or otherwise, the parties agree that the court making such determination shall reform such covenant to include as much of its nature and scope as will render it enforceable and, in its reduced form, said covenant shall be valid, legal and enforceable to the fullest extent of the law.

The invalidity or unenforceability of any provision of this Agreement, after reformation as provided in this Section 9, shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

(b) The Executive acknowledges and agrees that, upon any breach by the Executive of his obligations under Section 8 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief, notwithstanding Section 10 hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it, including the recovery of damages from the Executive.

10. MEDIATION AND ARBITRATION.

If the Executive and the Company have any dispute whatsoever relating to the interpretation, validity or performance of this Agreement, or any other dispute arising out of this Agreement, every reasonable attempt will be made to resolve any differences or dispute within thirty (30) days of an issuance of written notice by either party to the other party.

If a successful resolution of any differences or dispute has not been achieved to the satisfaction of both parties at the end of the thirty (30) day period, the following steps will be used:

Except as otherwise expressly provided hereunder, the parties agree that any and all disputes arising out of the Executive's employment or cessation of employment, including but not limited to any dispute, controversy, or claim arising under any federal, state, or local statute, law, ordinance or regulation or under this Agreement, shall be resolved exclusively by Alternative Dispute Resolution described in this Agreement ("ADR"). The initiation of ADR shall first require mediation, and the parties agree to first try to settle any dispute through mediation. Mediation shall be initiated by either party by the serving of a written notice of intent to mediate (a "Mediation Notice") by one party upon the other. If no resolution has been mutually agreed through mediation within ninety (90) days of service of a Mediation Notice, then and only then may the dispute be submitted to arbitration. Arbitration shall be initiated by the serving of a written notice of intent to arbitrate (an "Arbitration Notice") by one party upon the other. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to preclude the Company from seeking temporary or permanent injunctive relief and/or damages from a court of competent jurisdiction pursuant to Section 9 of this Agreement with respect to any breach of Section 8 of this Agreement.

(a) In the event that a party wishes to initiate ADR, a Mediation Notice must be served on the other party within six months from the date on which the claim arose. If the parties cannot mutually agree on a mediator, then a mediator shall be selected in accordance with the Employment Mediation Rules of the American Arbitration Association.

(b) In the event that mediation is unsuccessful and arbitration is initiated, it shall be conducted under the National Rules of the Resolution of Employment Disputes of the American Arbitration Association. There shall be a single arbitrator to be agreed upon by the parties, provided that, if the parties are unable to agree upon a single arbitrator, each party shall name an arbitrator and the two so named shall name a third arbitrator. The arbitration proceedings shall be heard by the arbitrator(s) and the decision of the arbitrator, or the majority of the panel if one has been selected, shall be final and binding on the parties. Judgment upon the arbitration award may be entered in any court of competent jurisdiction. An Arbitration Notice must be served on the other party within one year from the date on which the claim arose, and failure to bring such a claim within such one-year period shall constitute a waiver of such claim and an absolute bar to any further proceedings in any forum with respect to it. All mediation and arbitration proceedings shall be conducted in Bangor, Maine, unless the parties otherwise agree in writing.

(c) The cost of any mediation proceeding under this Section 10 will be paid entirely by the Company. The cost of any arbitration proceeding will be shared equally by the parties to the dispute; provided, however, that, if the dispute is resolved in favor of the Executive, such cost shall be paid in full by the Company. Each party shall be responsible for its own cost of representation and counsel.

11. POST-TERMINATION OBLIGATIONS.

All payments and benefits due to the Executive under this Agreement shall be subject to the Executive's compliance with this Section 11 for one full year following the Executive's Date of Termination. The Executive shall, upon reasonable notice, furnish such information and assistance to the Company and the Bank as may reasonably be required by the Company or the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

12. GENERAL PROVISIONS.

(a) All notices required by this Agreement shall be in writing and shall be sufficiently given if delivered personally or mailed by registered mail or certified mail, return receipt requested, to the parties at their then current addresses. All notices shall be deemed to have been given as of the date so delivered or mailed.

(b) This Agreement and the plans and agreements described in Section 5(b) contain the entire transaction between the parties, and there are no other representations, warranties, conditions or agreements relating to the subject matter thereof.

(c) The waiver by any party of any breach or default of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d) This Agreement may not be changed orally but only by an agreement in writing executed on behalf of the party against which enforcement of any waiver, change, modification, consent or discharge is sought.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective successors, assigns, heirs and legal representatives (including, but not limited to, any successor of the Company described in Section 7).

(f) Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

(g) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

(h) This Agreement shall be construed pursuant to and in accordance with the laws of the State of Maine. Actions brought by the Company under this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts of Maine. Both parties consent to the personal jurisdiction of such courts for such actions, and agree that they may be served with process in accordance with Section 12(a).

(i) The Executive acknowledges that he has had a full and complete opportunity to review the terms, enforceability and implications of this Agreement, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability and implications of this Agreement other than as are reflected in this Agreement.

(j) Any provision of this Agreement that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with this Agreement satisfying the requirements of Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Witness:                                                                          COMPANY:
                                                                                        BAR HARBOR BANKSHARES

_________________________                                      By____________________________
                                                                                        Its Chairperson

Witness:                                                                          EXECUTIVE:

___________________________                              ______________________________
                                                                                    Gerald Shencavitz